Exhibit 99.1



               SIMTEK REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

     Achieved Full Production Qualification of 0.25 micron 1 Megabit Family
         Doubled Unit Shipments of 1 Megabit Family From Second Quarter
                       Completed Sale of Q-DOT Subsidiary

COLORADO SPRINGS, Colorado - October 26, 2005, - Simtek Corporation (OTC Bulletin Board: SRAM ), the inventor, pioneer, and world's leading supplier of advanced nonvolatile static random access memory (nvSRAM) products, today announced its financial results for the third quarter ended September 30, 2005.

Company highlights in the third quarter

     o    Achieved full production qualification for flagship 1 megabit family

     o    Working capital of $2 million generated by sale of Q-DOT

     o Record shipments of 1 Megabit devices, more than double from second quarter o Move towards offshore sort and test underway

     o Achieved first two significant milestones in the development of 0.13 micron technology with Cypress Semiconductor

     o    Legacy unit volume increased

     o Commercial Average Selling Prices on legacy 256K devices increased from the second quarter

     o    Reorganization and expansion of sales and marketing team

     o Gross margin on legacy and 1 Megabit devices improved from the second quarter

Revenue for the third quarter 2005 is $2.4 million, which compares to third quarter 2004 revenue of $2.4 million. Compared to the second quarter of 2005 this is a 9% increase. Loss from continuing operations for the quarter is $1.7 million or $.02 per share, compared to $1.5 million or $.03 per share in 2004. Net loss for the third quarter 2005 is $17 thousand and includes the gain from the sale of Q-DOT of $1.7 million, compared to a net loss of $1.4 million in the third quarter of 2004. Net loss per common share for the third quarter of 2005 is $0.00 compared to net loss per common share of $.03 for the third quarter 2004.

Revenue for the nine months ending September 30, 2005 is $7.6 million versus revenue of $9.1 million for the nine months ending September 30, 2004. Loss from continuing operations for the nine months is $5.6 million or $.08 per share, compared to $3.4 million or $.06 per share in 2004. Net loss for the nine months of 2005 is $3.9 million and includes the gain from the sale of Q-Dot compared to $3.4 million in 2004. Net loss per common share for the nine months is $.06 compare to net loss per common share of $.06 for the nine months of 2004.

In the third quarter the Company included a $564 thousand expense related to Cypress Semiconductor as part of the Companies' joint process development agreement. Excluding the effect of the $564 thousand expenses related to the Cypress Semiconductor development, adjusted-GAAP loss from continuing operations for the third quarter of 2005 was $1.2 million, or $.02 per basic share. This compares to an adjusted-GAAP loss from continuing operations of $1.4 million, or $.02 per share, in the second quarter of 2005, excluding the effect of the $1.5 million charges related to final development of the 0.25 micron 1 Megabit family and costs associated with the management changes described last quarter.

Simtek reports net income or loss in accordance with GAAP and additionally uses "adjusted-GAAP" financial measures to exclude charges related to unusual or non-recurring expenses the Company may incur from time to time, such as costs related to expenses from Cypress Semiconductor under the companies' process development agreement. Management believes that these adjusted-GAAP measures are important to investor understanding of the Company's disclosures regarding historical, current and future operating results.

Pursuant to the requirements of Regulation G, following is a reconciliation of the adjusted-GAAP financial measures to the most comparable GAAP financial measures:

                                                                  Three Months      Three Months       Nine Months      Nine Months
                                                                     Ended              Ended             Ended             Ended
                                                                  ------------      ------------       -----------      -----------
                                                                           September 30,                        September 30,
                                                                  ------------------------------       ----------------------------
                                                                     2005               2004              2005              2004
                                                                  ---------          ---------          --------          --------
(Amounts in thousands, except per share amounts)

Loss from Continuing Operations as reported                       $ (1,718)          $ (1,513)          $ (5,640)         $ (3,424)

Adjusted-GAAP items:
Costs associated with Cypress development                              564                  -                613                 -

Costs associated with .25 micron product and management                  -                  -              1,456                 -
                                                                  --------           --------           --------          --------
Adjusted-GAAP Loss from Continuing Operations                     $ (1,154)          $ (1,513)          $ (3,571)         $ (3,424)
                                                                  ========           ========           ========          ========

Per Share Data:
Loss from Continuing Operations as reported                       $   (.02)          $   (.03)          $   (.08)         $   (.06)

Costs associated with Cypress development                         $      -           $      -           $    .01          $      -

Costs associated with .25 micron product and management           $      -           $      -           $    .02          $      -
                                                                  --------           --------           --------          --------
Adjusted-GAAP Loss Per Share from Continuing Operations           $   (.02)          $   (.03)          $   (.05)         $   (.06)
                                                                  ========           ========           ========          ========


The book to bill ratio for the quarter was 1.05 representing strong orders for legacy and 1 Megabit products in the company's traditional RAID controller market as well as expansion of adoption of products into more diverse market segments.



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


Harold A. Blomquist, president, chairman, and chief executive officer, stated, "In the third quarter 2005 Simtek began strategic reallocation of assets by selling Q-Dot and raising needed working capital. This is the first step in a series of strategic moves that are planned to put the company on a solid long-term financial footing.

In the quarter gross margins improved by a full 1% over 2Q. The improvement would have been greater had the full production qualification of the 1 Megabit family come earlier in the quarter. In addition we are experiencing improved yields and operating efficiencies from our manufacturing partners; DongbuAnam Semiconductor, Chartered Semiconductor (NASDAQ:CHRT), and Amkor (NASDAQ:AMKR), and Integra. Gross margins are anticipated to improve by two or more percentage points in the fourth quarter of 2005.

Building on long-term relationships with two of the world's leading RAID controller companies, we began to book orders for 1 Megabit production programs, which were recognized in the third quarter. We have received purchase orders from these customers for fourth quarter 2005 and into 2006. I am proud of Team Simtek and of each employee pulling together to achieve goals and improvements throughout the time the company has been in transition."

Conference Call

Simtek management's teleconference will be webcast live at www.companyboardroom.com and at www.simtek.com and will be available thereafter on both websites for replay for 90 days, several hours after the completion of the call.

How to participate on the teleconference portion

Simtek Third-Quarter and First Nine Month's 2005 Results Teleconference

October 26, 5:00 p.m. Eastern time, call  1-800-474-8920
(U.S.  toll-free  number) or 719-457-2727  (local) and mention ID code: SRAM.

The conference call will also be webcast live.




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

                                           SIMTEK CORPORATION
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (Unaudited)

                                                         Three Months Ended                      Nine Months Ended
                                                            September 30,                           September 30,
                                                      2005                2004                2005                2004
                                                      ----                ----                ----                ----
NET SALES                                        $  2,411,686        $  2,445,916        $  7,591,479        $  9,067,197

Cost of sales                                       1,807,040           1,949,818           5,489,638           6,441,028
                                                 ------------        ------------        ------------        ------------

GROSS MARGIN                                          604,646             496,098           2,101,841           2,626,169

OPERATING EXPENSES:
Research and development                            1,571,727           1,397,452           4,697,444           3,998,756
Sales and marketing                                   320,518             359,034           1,164,529           1,161,380
General and administrative                            411,986             198,482           1,758,510             729,210
                                                 ------------        ------------        ------------        ------------

Total operating expenses                            2,304,231           1,954,968           7,620,483           5,889,346
                                                 ------------        ------------        ------------        ------------

LOSS FROM CONTINUING OPERATIONS                    (1,699,585)         (1,458,870)         (5,518,642)         (3,263,177)

OTHER INCOME (EXPENSE):
Interest income                                        44,457               5,655              56,317              19,178
Interest expense                                      (62,910)            (58,889)           (177,119)           (179,357)
Other expense                                             (10)               (887)               (810)             (1,124)
                                                 ------------        ------------        ------------        ------------

Total other income (expense)                          (18,463)            (54,121)           (121,612)           (161,303)
                                                 ------------        ------------        ------------        ------------

LOSS FROM CONTINUING OPERATIONS
BEFORE PROVISION FOR INCOME TAXES                  (1,718,048)         (1,512,991)         (5,640,254)         (3,424,480)

Provision for income taxes                               --                  --                  --                  --
                                                 ------------        ------------        ------------        ------------

LOSS FROM CONTINUING OPERATIONS                    (1,718,048)         (1,512,991)         (5,640,254)         (3,424,480)

INCOME FROM DISCONTINUED OPERATIONS
(including gain on disposal of $1,689,208)          1,701,466             101,480           1,706,055              45,583
                                                 ------------        ------------        ------------        ------------

NET LOSS                                         $    (16,582)       $ (1,411,511)       $ (3,934,199)       $ (3,378,897)
                                                 ============        ============        ============        ============
NET LOSS PER COMMON SHARE:
Basic and diluted
Loss from continuing operations                  $       (.02)       $       (.03)       $       (.08)       $       (.06)
Income from discontinued operations                       .02                 .00                 .02                (.00)
                                                 ------------        ------------        ------------        ------------
Total                                            $       (.00)       $       (.03)       $       (.06)       $       (.06)
                                                 ============        ============        ============        ============
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic and diluted                                  70,735,981          57,703,387          67,131,126          57,375,272
                                                 ============        ============        ============        ============


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



Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent Form 10-Q and Form 8-K filings.

SOURCE:  Simtek Corporation

IR Contact:
Sheldon Lutch
Fusion IR & Communications
212-268-1816
sheldon@fusionir.com

Company Contact:
Brian Alleman
719-590-6548
info@simtek.com
















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